                                                                 Exhibit 4.16


                                LETTER AGREEMENT

          Letter Agreement dated as of November 20, 1996 (this "Letter Agreement"), between NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC") and CITICORP SECURITIES, INC., a Delaware corporation ("Citi").

                                  WITNESSETH:

          WHEREAS, NFC desires, in connection with that certain Dealer Agreement, dated as of June 7, 1995 (as heretofore amended, the "Dealer Agreement") among NFC, National Car Rental System, Inc., a Delaware corporation ("National"), CS First Boston Corporation, a Massachusetts corporation ("CSFB"), and Goldman, Sachs & Co., a New York limited partnership (successor organization to Goldman Sachs Money Markets, L.P., a Delaware limited partnership) ("GSC"), to appoint Citi to act as a Dealer for the Notes (as defined In the Dealer Agreement) and Citi desires to accept such appointment as a Dealer;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree, upon the terms and subject to the conditions set forth below, as follows:

          SECTION 1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in Annex A to the Liquidity Agreement, dated as of June 7, 1995, among NFC, certain financial institutions listed on the signature pages thereto and Citibank, N.A., as liquidity agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

          SECTION 2. Appointment as Dealer. NFC hereby appoints Citi to act as a dealer for the Notes in accordance with the terms and conditions of the Dealer Agreement and acknowledges that Citi shall have the right to assist NFC in the sale or placement of the Notes during the terms and conditions of the Dealer Agreement. Citi hereby accepts such appointment and by its signature hereto shall become a Dealer under the Dealer Agreement with the same force and effect as if originally named therein as a Dealer and Citi hereby agrees to be bound by the terms and provisions of the Dealer Agreement.

          SECTION 3. Notices. Unless otherwise indicated in the Dealer Agreement, all notices required to be provided to Citi as a Dealer under the terms and provisions of the Dealer Agreement shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received by Citi at the address specified below.

          Citicorp Securities, Inc.
          399 Park Avenue
          New York, New York 10043
          Attention:        J. Darrell Thomas
          Telephone No.:    (212)291-4096
          Facsimile No.:    (212)291-3910

          SECTION 4. Conditions of Effectiveness. This Letter Agreement shall become effective on the date hereof, if, and only if, on or prior to the date hereof, counterparts of this Letter Agreement shall have been duly executed and delivered by NFC and Citi and counterparts of this Letter Agreement shall have been duly acknowledged and delivered by National, CSFB and GSC.

          SECTION 5. Execution in Counterparts. This Letter Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Letter Agreement.

          SECTION 6. Governing Law. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF TO STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       NATIONAL FLEET FUNDING
                                         CORPORATION

                                       By: /s/ MJ Becker
                                          -------------------------------------
                                           Name: MJ Becker
                                                -------------------------------
                                           Title: Asst. Secretary and Treasurer
                                                -------------------------------
                                       2

                                        CITICORP SECURITIES, INC.

                                        By
                                          -------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

ACKNOWLEDGED BY:

NATIONAL CAR RENTAL SYSTEM, INC.

By /s/   E.A. Zinter
  -----------------------------
  Name:  E.A. Zinter
       ------------------------
  Title: EVP
        -----------------------

CS FIRST BOSTON CORPORATION
By
  -----------------------------
  Name:
       ------------------------
  Title:
        -----------------------

GOLDMAN, SACHS & CO.

By
  -----------------------------
  Name:
       ------------------------
  Title: Authorized Signatory

                                      3